Exhibit 10.9

FINANCIAL SUPPORT LETTER

To: VinFast Trading & Production JSC

Address: Dinh Vu — Cat Hai Economic Zone, Cat Hai Island, Cat Hai Town, Cat Hai District, Hai Phong City, Vietnam.

Attention: Mrs. Le Thi Thu Thuy — Title: Chief Executive Officer

Copy: Ernst & Young Vietnam Ltd.

Address: 8th Floor, CornerStone Building, 16 Phan Chu Trinh, Hoan Kiem District, Hanoi, Vietnam

Attention: Mr. Anthony Le Duong — Deputy General Director

Dear Mrs. Thuy,

By virtue of the financial support letter (“Support Letter”), in connection with the review of the interim separate and consolidated financial statements (“the financial statements”) of VinFast Trading & Production JSC (“the Company”) for the six-month period ended 30 June 2022 prepared in accordance with the Vietnamese Accounting Standards, Vietnamese Enterprise Accounting System and the statutory requirements relevant to the preparation and presentation of interim financial statements(“VAS”), Vingroup Joint Stock Company (“the Group”), the ultimate parent company of the Company, hereby confirms that the Group will and has the ability to provide financial support for the Company and its subsidiaries, and also will not recall any existing amounts owing to the Group and other subsidiaries of the Group (including borrowings and interest payables, payable for the purchase of shares/contributed capital, and other payables) if the balances are overdue (“Financial Support”). This commitment is to ensure that the Company and its subsidiaries have the ability to operate going concern as defined in VAS and to meet their liabilities as and when they fall due during the next 12 months period from the issuance date of the review conclusion in relation to the Company’s separate and consolidated financial statements for the six month period ended 30 June 2022 (“the Issuance Date of the Review Conclusion”). Following the foregoing commitment, upon each specific request to support of the Company and its subsidiaries, the Group will or require its subsidiaries to carry out necessary procedures to facilitate such Financial Support.

The Support Letter is intended to benefit the Company and its subsidiaries only and shall be valid from the Issuance Date of the Review Conclusion through and including the earliest to occur of (i) the date on which the Company and its subsidiaries obtain adequate third-party funding required to satisfy the above capital necessity or (ii) the date on which the Group ceases to control the Company but, in all cases, no sooner than the date falling 12 months after the Issuance Date of the Review Conclusion.

/s/ Mai Huong Noi
Mai Huong Noi
Deputy General Director
On behalf of the Board of Directors of Vingroup Joint Stock Company